Exhibit 10.26

FIRST AMENDMENT

TO

SERIES A CONVERTIBLE PREFERRED

STOCK PURCHASE AGREEMENT

This first AMENDMENT (this “Amendment”), dated as of September 30, 2025, is made by and between Kopin Corporation, a corporation organized and existing under the laws of the State of Delaware (the “Company”) and Theon International PLC, a company incorporated and existing under the laws of Cyprus (the “Purchaser”) and amends that certain Series A Convertible Preferred Stock Purchase Agreement, by and between the Company and the Purchaser, dated as of August 8, 2025 (the “Purchase Agreement”). Terms used herein and not otherwise defined shall have the meanings specified in the Purchase Agreement.

RECITALS:

WHEREAS, pursuant to Section 5.2 of the Purchase Agreement, no amendment or waiver of any provision of the Purchase Agreement will be effective with respect to any party unless made in writing and signed by an officer or duly authorized representative of such party;

WHEREAS, Company and the Purchaser mutually desire to amend the Purchase Agreement pursuant to the terms of this Amendment; and

NOW, THEREFORE, in consideration of the mutual covenants, promises and agreements contained herein, the parties hereby agree as follows:

1.	Amendments. The Purchase Agreement shall be amended as follows:

i.	An updated Exhibit A is attached hereto which shall replace and supersede in all respects Exhibit A originally included in the Purchase Agreement.

2.	Reference to and Effect on the Purchase Agreement. On or after the date hereof, each reference in the Purchase Agreement to “this Agreement”, “hereunder”, “herein” or words of like import shall mean and be a reference to the Purchase Agreement as amended by this Amendment. No reference to this Amendment need be made in any instrument or document at any time referring to the Purchase Agreement, and a reference to the Purchase Agreement in any such instrument or document shall be deemed a reference to the Purchase Agreement as amended hereby. Except as specifically amended hereby, the Purchase Agreement shall continue in full force and effect as originally constituted and is ratified and affirmed by the parties thereto.

3.	Entire Agreement; Governing Law. This Amendment and the Purchase Agreement constitute the full and entire agreement between the parties with regard to the subject matter hereof. This Amendment and all actions arising out of or in connection with this Amendment shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of law provisions of the State of Delaware or of any other state.

4.	Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, and all of which together shall constitute one instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

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IN WITNESS WHEREOF, the parties hereto have executed this First Amendment to Series A Convertible Preferred Stock Purchase Agreement as of the date first set forth above.

Executed by KOPIN CORPORATION, a company incorporated in DELAWARE, acting by MICHAEL MURRAY, who, in accordance with the laws of that territory, is acting under the authority of the company

/s/ Michael Murray
Authorized Signatory

Executed by THEON INTERNATIONAL PLC, a company incorporated in CYPRUS, acting by STELIOS ANASTASIOU, who, in accordance with the laws of that territory, is acting under the authority of the company

/s/Stelios Anastasiou
Authorized Signatory

[Signature Page to First Amendment to

Series A Convertible Preferred Stock Purchase Agreement]

EXHIBIT A

Form of Certificate of Designations

(attached)